Exhibit 10.3

AMENDMENT TWENTY–SIX
TO THE LOGISTICS SERVICES AGREEMENT

This    AMENDMENT    TWENTY–SIX    TO    THE    LOGISTICS    SERVICES
AGREEMENT (the “Amendment”) is entered into as of August 31, 2023 (the “Amendment Date”), by and between The Honest Company, Inc. (“CLIENT”) and GEODIS Logistics LLC (“GEODIS,” collectively referred to as the “Parties,” and each a “Party”).

RECITALS:

A.The Parties entered into that certain Logistics Services Agreement dated January 27, 2014, as amended from time-to-time (the “Agreement”);

B.Pursuant to the Agreement, GEODIS provides logistics and warehousing services for CLIENT at the facility located at 5550 Donovan Way, Las Vegas, NV 89081(the “Las Vegas Facility”) and the facility located at 651 Boulder Drive, Breinigsville, PA 18031 in approximately 350,000 square feet of space (the “PA Facility”);

C.The Parties are currently using good faith efforts to negotiate and enter into a mutually acceptable Master Logistic Services Agreement (the “MSA”) which shall, at minimum, extend the term of the PA Facility services for a term up through and including December 31, 2027 (the “Extended PA Term”);

D.The Parties will endeavor to complete the MSA on or before November 1, 2023 (the “Negotiation Period”), which may be extended upon mutual agreement by the Parties (email being acceptable); and,

E.The Parties desire to amend Agreement as set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree to amend the Agreement as follows:

1.The Las Vegas Term and the PA Term shall both be extended until October 31, 2023.

2.Should the Parties fail to enter into the MSA by the end of the Negotiation Period (or any mutual extension thereof, not to be unreasonably withheld), then in addition to CLIENT’s current PA Facility Warehouse Costs (as defined in Paragraph 1 of Amendment 25) (the “PA Warehouse Costs”), GEODIS shall retroactively and going forward charge, and CLIENT shall pay, a Management Margin of 6% and G&A Margin of 5% on the PA Warehouse Costs for the timeframe beginning September 1, 2023, thru the end of the PA Term.

3.Any capitalized terms not defined herein shall have the meanings set forth in the Agreement, as amended. Except as provided herein, the Agreement shall remain unchanged and in full force and effect in accordance with its terms. It is specifically understood and agreed that the foregoing shall not be deemed to be a waiver or amendment of any other provision of the Agreement or either Party’s rights or remedies under the Agreement.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized representatives as of the Amendment Date set forth above.

THE HONEST COMPANY, INC.	GEODIS LOGISTICS LLC
By: /s/ Kelly Kennedy	By: /s/ Anthony Jordan
Name: Kelly Kennedy	Name: Anthony Jordan
Title: Chief Financial Officer	Title: Chief Operating Officer
Date: 8/31/2023	Date: 8/31/2023